[FINPRO LETTERHEAD]


April 9, 1998


Board of Directors
Mississippi View Holding Company
35 East Broadway
Little Falls, Minnesota 56345


Members of the Board:

You have requested our opinion, as an independent financial analyst to the common shareholders of Mississippi View Holding Company and its wholly owned subsidiary Community Federal Savings and Loan Association of Little Falls, Little Falls, Minnesota (the "Bank"), as to the fairness, from a financial point of view to the common shareholders of the Bank, of the terms of the proposed Tender Offer.

As part of its banking analysis business, FinPro, Inc. is continually engaged in the valuation of bank, bank holding company and thrift securities in connection with mutual-to-stock conversions, stock repurchases and mergers and acquisitions nationwide.

In rendering its opinion, FinPro reviewed certain publicly available information concerning the Company, including it's audited financial statements and annual reports. FinPro considered many factors in making its evaluation. In arriving at its Opinion regarding the fairness of the transaction, FinPro reviewed: (i) the Tender Offer; (ii) the most recent external auditor's reports to the Boards of Directors; (iii) the December 31, 1997 Report of Condition and Income; (iv) the most recent regulatory report, compliance report and Community Reinvestment Act Report; (v) the most recent annual report (10k); (vi) the internal loan classification list, OREO list and Delinquency list; (vii) details on stock price performance; (viii) the budget and long range operating plan; and (ix) details on the ESOP and RRP plans. FinPro conducted an off-site review of the Company's historical performance and current financial condition.

We have also had discussions with the management of the Bank regarding its financial results and have analyzed the most current financial data available on the Bank. We also considered such other information, financial studies, analyses and investigations, and economic and market criteria which we deemed relevant.

We also considered: (a) a transaction summary of the financial terms of the Modified Dutch Auction, including the aggregate consideration relative to fully diluted book value, fully diluted earnings, fully diluted assets, and deposit liabilities of the Bank; (b) the financial terms, financial condition, operating performance, and market areas of other recently completed mergers and acquisitions of comparable financial institution entities, including evaluating Midwest transactions both generally and specifically, along with trading and financial multiples of comparable institutions; and (c) discounted cash flow analyses for the Bank, incorporating the current business plan and future prospects. We also considered the reduced marketability characteristics of the Bank's Common Stock and the earnings in the future. The results of these analyses and the other factors considered were evaluated as a whole, with the aggregate results indicating a range of financial parameters utilized to assess the consideration as described in the Tender Offer.

We have not independently verified any of the information reviewed by us and have relied on its being complete and accurate in all material respects. In addition, we have not made an independent evaluation of the assets of the Bank.

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In reaching our opinion we took into consideration the financial benefits of the proposed transaction to all the Bank's shareholders. Based on all factors that we deem relevant and assuming the accuracy and completeness of the information and data provided to us by the Bank, it is our opinion as of April 8, 1998, that the proposed transaction is fair and equitable to all of the Bank's shareholders from a financial point of view.

We hereby consent to the reference to our firm in the proxy statement or prospectus related to the Tender Offer and to the inclusion of our opinion as an exhibit to the proxy statement or prospectus related to the Tender Offer transaction.

                                       Respectfully submitted,



                                       FinPro, Inc.
                                       Liberty Corner, New Jersey



                                       By  /s/  Donald J. Musso
                                          ---------------------------
                                             Donald J. Musso
                                             President






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